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                                  EXHIBIT 99.1

                  Subscriber Computing, Inc. 1997 Stock Option,
         Nonqualified Stock Option, and Restricted Stock Purchase Plan,
                               as amended to date

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                           SUBSCRIBER COMPUTING, INC.

                 1997 INCENTIVE STOCK OPTION, NONQUALIFIED STOCK
                    OPTION AND RESTRICTED STOCK PURCHASE PLAN


           1.     Purposes of the Plan.

                  The purposes of this 1997 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan (the "Plan") of Subscriber Computing, Inc., a Delaware corporation (the "Company"), are (a) to insure the retention of the services of existing executive personnel, key employees and directors of the Company or its affiliates; (b) to attract and retain competent new executive personnel, key employees and directors; (c) to provide incentive to all such personnel, employees and directors to devote their utmost effort and skill to the advancement and betterment of the Company, by permitting them to participate in the ownership of the Company and thereby in the success and increased value of the Company, and (d) to allow vendors, service providers, consultants, business associates, strategic partners and others with or anticipating important business relationships with the Company the opportunity to participate in the ownership of the Company and thereby to have an interest in the success and increased value of the Company.

           2.     Shares Subject to the Plan.

                  The shares of stock subject to the incentive options having the terms and conditions set forth in Section 6 below (hereinafter "incentive options") and/or nonqualified options or restricted shares having the terms and conditions set forth in Section 7 below (hereinafter respectively called "nonqualified options" and "restricted shares") and other provisions of the Plan shall be shares of the Company's authorized but unissued or reacquired common stock, $0.01 par value (herein sometimes referred to as the "Common Stock"). The total number of shares of the Common Stock of the Company which may be issued under the Plan shall not exceed, in the aggregate, Two Million Five Hundred Eighty Thousand (2,750,000) shares(1). The limitations established by the preceding sentence shall be subject to adjustment as provided in Section 8 below. In the event that any outstanding incentive option or nonqualified option granted under the Plan can no longer under any circumstances be exercised, or in the event that any shares purchased pursuant to the Plan are reacquired by the Company, for any reason, the shares of Common Stock allocable to the unexercised portion of such incentive option or nonqualified option, or the shares reacquired, as the case may be, may again be subject to grant or issuance under the Plan.

           3.     Eligibility.


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(1)     As adjusted pursuant to the Action by Written Consent of the Board of
        Directors dated February 28, 1997.

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                  (a) Incentive Options. Officers and other key employees of the
Company or its parent or of any subsidiary corporation (including directors if they are also employees of the Company or a subsidiary), as may be determined by the Board or the Committee, who qualify for incentive stock options under the applicable provisions of the Internal Revenue Code, will be eligible for selection to receive incentive options under the Plan. An employee who has been granted an incentive option may, if otherwise eligible, be granted an additional incentive option or options and/or receive nonqualified options or restricted shares if the Board or Committee shall so determine.

                  (b) Nonqualified Options and Restricted Shares. Officers and other key employees of the Company or of any subsidiary corporation, any member of the Board of Directors of the Company, whether or not he or she is employed by the Company, or vendors, service providers, consultants, business associates, strategic partners or others with, or anticipating, important business relationships with the Company, will be eligible to receive nonqualified options or purchase restricted shares under the Plan. An individual who has been granted a nonqualified option or who has received restricted shares may, if otherwise eligible, be granted an incentive option (if otherwise eligible) or an additional nonqualified option or options or receive additional restricted shares if the Board or Committee shall so determine.

           4.     Administration of the Plan.

                  (a) This Plan shall be administered by the Board of Directors of the Company (the "Board") or by a committee (the "Committee") consisting of two (2) or more persons, at least two of whom shall be directors of the Company, who shall be appointed by, and serve at the pleasure of, the Board of Directors. No person serving as a member of the Board or the Committee shall act on any matter relating solely to such person's own interests under the Plan or any option or shares thereunder. For purposes of the Plan, the term "Administrator" shall mean the Board, or if the Board delegates responsibility for any matter to the Committee, the Committee. The Administrator may from time to time, in its discretion, determine which persons shall be granted incentive options, nonqualified options or receive restricted shares under the Plan, the terms thereof, and the number of shares for which an incentive option or options or nonqualified option or options shall be granted or the number of restricted shares to be received.

                  (b) The Administrator shall have full and final authority to determine the persons to whom, and the time or times at which, incentive options or nonqualified options shall be granted and restricted shares issued, the number of shares to be represented by each incentive option or nonqualified option and the number of restricted shares and the consideration to be received by the Company upon the exercise or issuance thereof; to interpret the Plan; to amend and rescind rules and regulations relating to the Plan; to determine the form and content of the incentive options or nonqualified options to be issued and terms and conditions of restricted shares to be offered under the Plan; to determine the identity or capacity of any persons who may be entitled to exercise a participant's rights under any



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incentive option, nonqualified option or restricted share agreement under the
Plan; to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any incentive option, nonqualified option or restricted share agreement in the manner and to the extent the Board or Committee deems desirable to carry the Plan, incentive option, nonqualified option or restricted share agreement into effect; to accelerate the vesting date of any incentive option, nonqualified option or release and/or waive any repurchase rights of the Company contained in any restricted share agreement; to provide for an option to the Company to repurchase any shares issued upon exercise of an option upon termination of employment; and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Any action, decision, interpretation or determination by the Administrator with respect to the application or administration of the Plan shall be final and binding on all participants and prospective participants.

           5.     Option Price and Purchase Price of Shares; Repurchase of
Shares.

                  (a) Incentive Options. The exercise price for the shares of Common Stock covered by each incentive option granted under the Plan shall not be less than the Fair Market Value (as defined below) of such shares on the date of the incentive option; provided, however, that the exercise price shall not be less than 110% of the Fair Market Value if the person to whom such options are granted owns 10% or more of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations.

                  (b) Nonqualified Options. The exercise price for the shares of Common Stock covered by each nonqualified option granted under the Plan shall not be less than the Fair Market Value of such shares on the date the nonqualified option is granted; provided, however, that the exercise price shall not be less than 110% of the Fair Market Value if the person to whom such options are granted owns 10% or more of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations.

                  (c) Restricted Shares. The purchase price for restricted shares issued under the Plan shall be determined in the sole discretion of the Administrator, provided that the purchase price shall be (i) at least eighty-five percent (85%) of the Fair Market Value of the stock at the time the person is granted the right to purchase shares under the Plan, or at the time the purchase is consummated; or (ii) one hundred percent (100%) of the Fair Market Value of the stock either at the time the person is granted the right to purchase shares under the plan, or at the time the purchase is consummated, in the case of any person who owns stock possessing more than ten percent (10%) of the total combined voting power of all of the classes of stock of the Company or its parent or subsidiary corporations, if any.

                  (d) Fair Market Value. For purposes of this Section 5, "Fair Market Value" shall mean (a) if the Common Stock is then listed on an established stock exchange or exchanges, the last reported sales price per share prior to the date for which a value is to be



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established on the principal exchange on which the Common Stock is traded, as reported in The Wall Street Journal; or (b) if the Common Stock is not then listed on an exchange, the average of the last reported closing bid and asked prices per share for the Common Stock in the over-the-counter market, as quoted on NASDAQ prior to the date for which a value is to be established; or (c) if the Common Stock is not then listed on an exchange or listed on NASDAQ, a price per share, determined in good faith by the Committee, based on the price at which securities of reasonably comparable corporations (if any) in the same industry are being traded, subject to appropriate adjustments for dissimilarities between the corporations being compared, or, in the absence of any reliable indicator based on subsection (a), subsection (b) or the foregoing part of subsection (c), the earnings history, book value and prospects of the Company in light of market conditions generally.

                  (e) Repurchase of Shares. The Company may provide, under the terms of any option grant or restricted stock purchase agreement entered into pursuant to the Plan, for the repurchase, upon termination of employment with the Company, of any Common Stock acquired by such terminated employee under the Plan, provided that any repurchase right shall terminate if the Company's Common Stock becomes publicly traded. The price for the repurchase of any such shares shall be the higher of the original purchase price or Fair Market Value on the date of termination of employment with the Company. The right to repurchase must be exercised by the Company, by payment of cash or cancellation of purchase money indebtedness for the shares in question, within ninety (90) days of termination of employment; provided, however, that in the case of termination of employment due to death or disability of the optionee, such right may be exercised within the later of ninety (90) days of termination of employment or thirty (30) days of the exercise of the option.

           6.     Terms and Conditions of Incentive Options.

                  Each incentive option granted pursuant to this Plan shall be evidenced by a written Incentive Option Agreement which shall specify that the options subject thereto are incentive options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. The granting of an incentive option shall take place only when a written Incentive Option Agreement shall have been duly executed and delivered by or on behalf of the Company to the optionee to whom such incentive option shall be granted. Neither anything contained in the Plan nor in any resolution adopted or to be adopted by the Administrator shall constitute the granting of any incentive option. The Incentive Option Agreement shall be in such form as the Administrator shall, from time to time, recommend, but shall comply with and be subject to the following terms and conditions:

                  (a) Medium and Time of Payment. The option price upon the exercise of the incentive option shall be payable (i) in United States dollars payable in cash, certified check, or bank draft; (ii) by the issuance of a promissory note in a form acceptable to the Administrator and (at the election of the Administrator) secured by a pledge agreement of the shares purchased or other security, (iii) by cancellation of



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           indebtedness of the Company to optionee, (iv) by waiver of compensation due or accrued to optionee for services rendered, (v) with the prior written consent of the Administrator, and provided that a public market for the Company's stock exists, through a "same day sale" commitment from the optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD" Dealer) whereby the optionee irrevocably elects to exercise his or her Option and to sell a portion of the shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company, (vi) with the prior written consent of the Administrator, and provided that a public market for the Company's stock exists, through a "margin" commitment from the optionee and a NASD Dealer whereby the optionee irrevocably elects to exercise this Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company, or (vii) any combination of (i), (ii),
           (iii), (iv), (v), (vi), or (vii) above.

                  (b) Grant of Incentive Option. Any incentive option shall be granted within ten years from the date of the adoption of this Plan or the date this Plan is approved by the shareholders of the Company, whichever is earlier.

                  (c) Number of Shares. The incentive option shall state the total number of shares to which it pertains.

                  (d) Term of Incentive Option. Each incentive option granted under the Plan shall expire within a period of not more than ten (10) years from the date the incentive option is granted; provided, however, that the incentive option shall expire within a period of not more than five (5) years if granted to a person who is the beneficial owner of 10% or more of the outstanding stock of the Company.

                  (e) Date of Exercise. The Administrator may, in its discretion, provide that an incentive option may be exercised immediately or that it may not be exercised in whole or in part for any specified period or periods of time or subject to the completion of specified projects or fulfillment of specified duties or responsibilities, or fulfillment of specified financial or other objectives; provided, however, that the right to exercise under any incentive option granted under the Plan shall be at a rate of at least twenty percent (20%) per year over five (5) years from the date the option is granted. Except as may be so provided, any incentive option may be exercised in whole at any time or in part from time to time during its term; provided, however, that an optionee shall be required upon any exercise of an incentive option to purchase at least 4,000 shares of Common Stock or as much of the incentive option as is then vested, whichever is less.



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                  (f) Termination of Employment. In the event that an optionee who is an employee of the Company shall cease to be employed by the Company or a parent or any subsidiary corporation of the Company or a corporation or a parent or subsidiary corporation of a corporation issuing or assuming an incentive option in a transaction to which
           Section 424(a) of the Internal Revenue Code of 1986, as amended, applies as a result of his or her death or disability, (i) all incentive options granted to any such optionee pursuant to this Plan which are not exercisable at the date of such cessation shall terminate immediately and become void and of no effect, and (ii) all incentive options granted to any such optionee pursuant to this Plan which are exercisable at the date of such cessation may be exercised at any time from six (6) months to one (1) year of the date of such cessation with the exact date of expiration within such period to be determined by the Administrator at the time of grant, but in any event no later than the date of expiration of the incentive option period, and if not so exercised within such time shall become void and of no effect at the end of such time; provided, however, that if any such option is in fact exercised at any time after three (3) months following the date of such cessation, such option shall be a nonqualified option and not an incentive option within the meaning of
           Section 422 of the Internal Revenue Code of 1986, as amended. In the event of termination of an optionee's employment for other than as a result of his or her death or disability, then (i) all incentive options granted to such optionee pursuant to this Plan which are not exercisable at the date of such cessation shall terminate immediately and become void and of no effect, and (ii) all incentive options granted to any such optionee pursuant to this Plan which are exercisable at the date of such cessation may be exercised at any time within thirty (30) days of the date of such cessation, but in any event no later than the date of expiration of the incentive option period, and if not so exercised within such time shall become void and of no effect at the end of such time.

                  (g) Rights as a Shareholder. An optionee or a transferee of an incentive option shall have no rights as a shareholder with respect to any shares of Common Stock covered by his or her incentive option until the date of the issuance of a share certificate to him or her for such shares. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such share certificate is issued.

                  (h) Non-assignability of Rights. No incentive option shall be assignable or transferable by the person receiving the option except by will or the laws of descent and distribution. During the life of such person, the incentive option shall be exercisable only by him or her.
                  (i) Limitation. Notwithstanding any other provisions of the Plan, the aggregate Fair Market Value (determined in accordance with the provisions of Section 5 above as of the time the incentive option is granted) of the shares of



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           Common Stock with respect to which incentive stock options are exercisable for the first time by the optionee during any calendar year (under all such plans of the Company and its parent and subsidiary corporations) shall not exceed $100,000.

                  (j) Other Provisions. Any Incentive Option Agreement may contain such other terms, provisions and conditions as may be determined by the Administrator, which are not inconsistent with the provisions of Section 422 of the Internal Revenue Code of 1986, as amended, including without limitation the option of the Company to repurchase any shares issued upon the exercise of an option upon termination of employment (in keeping with the provisions of Section 5(e) hereof) and any proposed transfer of such shares. Incentive options granted to different persons, or to the same person at different times, may be subject to terms, conditions and restrictions which differ from each other.

           7.     Terms and Conditions of Nonqualified Options and Restricted
Shares.

                  (a) Terms and Conditions Applicable to Nonqualified Options. Each nonqualified option granted pursuant to this Plan shall be evidenced by a written Nonqualified Option Agreement which shall specify that the options subject thereto are nonqualified options. The granting of a nonqualified option shall take place only when this written Nonqualified Option Agreement shall have been duly executed and delivered by or on behalf of the Company to the optionee to whom such nonqualified option shall be granted. Neither anything contained in the Plan nor in any resolution adopted or to be adopted by the Administrator shall constitute the granting of any nonqualified option. The Nonqualified Option Agreement shall be in such form as the Administrator shall, from time to time, recommend, but shall comply with and be subject to the following terms and conditions:

                          (i) Medium and Time of Payment. The nonqualified option price shall be payable (i) in United States dollars payable in cash, certified check, or bank draft; (ii) (subject to limitations and with the terms and provisions as may be specified by the Administrator) with the prior written consent and approval of the Administrator, by the issuance of a promissory note in a form acceptable to the Administrator and secured by a pledge of the shares of Common Stock otherwise deliverable to Optionee on exercise and other security and otherwise on terms acceptable to the Administrator; (iii) by cancellation of indebtedness of the Company to optionee, (iv) by waiver of compensation due or accrued to optionee for services rendered, (v) with the prior written consent of the Administrator, and provided that a public market for the Company's stock exists, through a "same day sale" commitment from the optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD" Dealer) whereby the optionee irrevocably elects to exercise his or her Option and to sell a portion of the shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price



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           directly to the Company, (vi) with the prior written consent of the
           Administrator, and provided that a public market for the Company's stock exists, through a "margin" commitment from the optionee and a NASD Dealer whereby the optionee irrevocably elects to exercise this Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company, or (vii) any combination of (i), (ii),
           (iii), (iv), (v), (vi), or (vii) above.

                          (ii) Number of Shares. The nonqualified option shall state the total number of shares to which it pertains.

                          (iii) Term of Nonqualified Option. Each nonqualified option granted under the Plan shall expire within a period of not more than ten (10) years from the date the nonqualified option is granted.

                          (iv) Date of Exercise. The Administrator may, in its discretion, provide that a nonqualified option may be exercised immediately or that it may not be exercised in whole or in part for any specified period or periods of time or subject to the completion of specified projects or fulfillment of specified duties or responsibilities or the fulfillment of specified financial or other objectives; provided, however, that the right to exercise under any nonqualified option granted under the Plan shall be at a rate of at least twenty percent (20%) per year over five (5) years from the date the option is granted. Except as may be so provided, any nonqualified option may be exercised in whole at any time or in part from time to time during its term; provided, however, that an optionee shall be required upon any exercise of a nonqualified option to purchase at least 4,000 shares of Common Stock or as much of the nonqualified option as is then vested, whichever is less.

                          (v) Termination of Employment. In the event that an optionee who is an employee of the Company shall cease to be employed by the Company or any of its subsidiaries as a result of his or her death or disability, or, in the event that an optionee who is a director but not an employee of the Company shall cease to be a director of the Company as a result of his or her death or disability, (i) all nonqualified options granted to any such optionee pursuant to this Plan which are not exercisable at the date of such cessation shall terminate immediately and become void and of no effect, and (ii) all nonqualified options granted to any such optionee pursuant to this Plan which are exercisable at the date of such cessation may be exercised at any time from six (6) months to one (1) year of the date of such cessation, with the exact date of expiration within such period to be determined by the Administrator at the time of grant, but in any event no later than the date of expiration of the nonqualified option period, and if not so exercised within such time shall become void and of no effect at the end of such time. In the event of



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           termination of an optionee's employment or director status other than as a result of his or her death or disability, then (i) all nonqualified options granted to such optionee pursuant to this Plan which are not exercisable at the date of such cessation shall terminate immediately and become void and of no effect, and (ii) all nonqualified options granted to any such optionee pursuant to this Plan which are exercisable at the date of such cessation may be exercised at any time within thirty (30) days of the date of such cessation, but in any event no later than the date of expiration of the nonqualified option period, and if not so exercised within such time shall become void and of no effect at the end of such time.

                  (b) Terms and Conditions Applicable to Restricted Shares Under the Plan. After the Administrator shall have determined to offer to a person eligible to participate (hereinafter "offeree") the right to purchase or receive restricted shares under the Plan, it shall cause to be delivered to the offeree a written Restricted Share Agreement which shall constitute the Company's offer to sell or issue restricted shares and shall contain the terms and conditions of purchase, including, without limitation, the number of shares which the offeree shall be entitled to purchase, the purchase price per share, any other terms, conditions or restrictions relating thereto, and the number of days or period the offeree shall have to accept such offer. The execution and delivery of the Restricted Share Agreement by the offeree to the Company within said number of days or period shall constitute acceptance of the offer and said Restricted Share Agreement shall, thereupon, become a binding obligation of the Company and the offeree. Each Restricted Share Agreement shall be in such form as the Administrator shall, from time to time, recommend, but shall comply with and be subject to the following terms and conditions:

                          (i) Method of Payment. The purchase price of the restricted shares, if any, shall be paid to the Company, (i) in cash, by check or bank draft; (ii) by a promissory note in a form acceptable to the Administrator; (iii) by cancellation of indebtedness of the Company to the purchaser; (iv) by waiver of compensation due or accrued to the purchaser for services rendered;
           (v) with the prior written consent of the Company, and provided that a public market for the Company's Common Stock exists, through a "same day sale" commitment from the purchaser and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD" Dealer) whereby the purchaser irrevocably elects to purchase the shares and sell a portion of the shares so purchased which are vested and not subject to any repurchase rights of the Company to pay for the purchase price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the purchase price directly to the Company; (vi) with the prior written consent of the Company, and provided that a public market for the Company's stock exists through a "margin" commitment from the purchaser and an NASD Dealer whereby the purchaser irrevocably agrees to purchase the shares and to pledge the shares so purchased which are vested and not subject to any repurchase rights of the Company to the NASD Dealer in a margin account as security for a loan from the



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

           NASD Dealer in the amount of the purchase price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the purchase price directly to the Company; or (vii) any combination of
           (i), (ii), (iii), (iv), (v), or (vi), above, as the Company shall in its discretion determine. The terms, manner and timing of such payment and the form and content of any promissory note, shall be included or made a part of the Restricted Share Agreement. If payment, in whole or in part, is made by a promissory note, the shares so purchased with such note shall be held in pledge with the Company to secure payment of the note. The pledge shall be in such form and shall contain such terms as the Company may deem appropriate.

                          (ii) Number of Shares. The Restricted Share Agreement shall state the total number of shares which the offeree shall be entitled to purchase and whether or not the offeree may purchase less than all of the shares offered.

                          (iii) Term of Offer. The Restricted Share Agreement shall specify the number of days or other period the offeree shall have to accept the offer, not to exceed ninety (90) days from the date of such offer. If not accepted by the offeree within such number of days or other period, the offer shall automatically terminate upon expiration thereof, and the offer shall thereupon be null and void and without further effect, except that the Administrator may extend such number of days or other period available for acceptance, not to exceed an additional ninety (90) days. Acceptance of the offer shall occur when the offeree has executed and redelivered to the Company one or more counterparts of the Restricted Share Agreement in the form delivered to him or her by the Company and, to be effective, such acceptance must be without condition or reservation of any kind whatsoever.

                          (iv) Escrow of Dividends. If payment for shares is made by a promissory note, all cash dividends paid with respect to the shares so purchased shall be held in escrow by the Company for the account of the purchaser without interest until such time as the shares are fully paid. Upon full payment of the promissory note, all of such escrowed dividends shall be paid to the purchaser without interest.



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
                  (c) Terms and Conditions Applicable Equally to Nonqualified Options Granted and to Restricted Shares Issued Under the Plan.

                          (i) Rights as a Shareholder. A nonqualified optionee or an offeree of restricted shares shall have no rights as a shareholder with respect to any shares of Common Stock covered by his or her nonqualified option or Restricted Share Agreement until the date of the issuance of a share certificate to such optionee or offeree for such shares. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such share certificate is issued.

                          (ii) Non-assignability of Rights. No nonqualified option or Restricted Share Agreement shall be assignable or transferable by the person receiving the option or Restricted Share Agreement except by will or the laws of descent and distribution. During the life of such person, the nonqualified option or offer to purchase restricted shares shall be exercisable only by him or her.

                          (iii) Other Provisions. Any Nonqualified Option Agreement and any Restricted Share Agreement may contain such other terms, provisions and conditions as may be determined by the Administrator, including without limitation the option of the Company to repurchase any shares issued under the Plan upon termination of employment and any proposed transfer of such shares. Without limiting the generality of the foregoing, the Administrator shall have discretion to offer to a person a choice between having nonqualified options granted or having restricted shares offered to him or her, or to grant both nonqualified options and issue restricted shares or to condition a grant of nonqualified options upon a purchase of shares under a Restricted Share Agreement under the Plan. Nonqualified options granted or offers to purchase restricted shares made to different persons, or to the same person at different times, may be subject to terms, conditions and restrictions which differ from each other.

           8.     Changes in Capital Structure.

                  In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation or reorganization in which the Company is the surviving corporation or of a recapitalization, stock split, combination of shares, reclassification, reincorporation, stock dividend (in excess of 2%), or other change in the corporate structure of the Company, appropriate adjustments shall be made by the Board of Directors in the aggregate number and kind of shares subject to this Plan, and the number and kind of shares and the price per share subject to outstanding incentive options, nonqualified options and Restricted Share Agreements in order to preserve,



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

but not to increase, the benefits to persons then holding incentive options, nonqualified options and/or Restricted Share Agreements.

                  In the event that the Company at any time proposes to sell substantially all of its assets, merge into, consolidate with or to enter into any other reorganization in which the Company is not the surviving corporation, or if the Company is the surviving corporation and the ownership of the outstanding capital stock of the Company following the transaction changes by 80% or more as a result of such transaction, then the Administrator shall cause written notice of the proposed transaction to be given to the persons holding incentive options, nonqualified options or rights of purchase not less than thirty (30) days prior to the anticipated effective date of the proposed transaction, and any portion of any incentive option, nonqualified option and right of purchase which is exercisable within one year after the effective date of the proposed transaction shall be accelerated and, concurrent with such effective date, such persons shall have the right to exercise incentive options, nonqualified options and accept rights of purchase in respect to any shares which, giving effect to the partial acceleration effected hereby, are then subject to purchase pursuant to such options or rights.

           9.     Amendment and Termination of the Plan.

                  The Board of Directors of the Company may from time to time alter, amend, suspend or terminate the Plan in such respects as the Board of Directors may deem advisable; provided, however, that no such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any person under any incentive option or nonqualified option theretofore granted to him or her or under any Restricted Share Agreement without his or her consent. Without limiting the generality of the foregoing, to the extent permitted by applicable law, the Board of Directors of the Company may alter or amend the Plan to comply with requirements under the Internal Revenue Code relating to restricted stock options, incentive options, qualified options or other options which give the optionee more favorable tax treatment than that applicable to options granted under this Plan as of the date of its adoption. Upon any such alteration or amendment, to the extent permitted by applicable law, any outstanding option granted hereunder shall be subject to the more favorable tax treatment afforded to an optionee pursuant to such terms and conditions as the Administrator may determine.

           10.    Application of Funds.

                  The proceeds received by the Company from the sale of Common Stock pursuant to incentive options, nonqualified options and Restricted Share Agreements, except as otherwise provided herein, will be used for general corporate purposes.

           11.    No Obligation to Exercise Option or Right of Purchase.

                  The granting of an incentive option, nonqualified option or the offer to purchase restricted shares shall impose no obligation upon the optionee to exercise such an incentive option, nonqualified option or the offeree to accept such offer to purchase restricted shares.

           12.    Continuance of Employment.

                  The Plan or the granting of any incentive option, nonqualified option or offer to purchase any restricted share thereunder shall not impose any obligation on the Company to continue the employment of any optionee or offeree.

           13.    Termination of Plan.

                  The Plan shall terminate on the date which is ten (10) years from the date the plan is adopted by the Company's Board of Directors or the date the Plan is approved by the Company's shareholders, whichever is earlier.

           14.    Financial Information.

                  The Company shall provide financial statements at least annually to each recipient of an option granted under the Plan and to each person holding Restricted Shares purchased under the Plan.



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